UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest Event reported): August 1, 2003

BOUNDLESS MOTOR SPORTS RACING, INC.

(Exact name of registrant as specified in its charter)

33-5203-D
(Commission File Number)

Colorado	84-0953839
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 Gateway Blvd, Suite 105
Richardson, Texas 75080
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 783-8500

THE ENTITY, INC.
7609 Ralston Road
Arvada, Colorado 80002
(Former Name and address of Registrant)

Item 7. Financial Statements and Exhibits.
SIGNATURES

     Reference is made to the Current Report on Form 8-K filed by Boundless Motor Sports Racing, Inc. on August 8, 2003 (the “Form 8-K”). Item 7 of the Form 8-K is hereby amended to and restated in its entirety as follows:

Item 7. Financial Statements and Exhibits.

     The Company (The Entity Inc.) completed a simultaneous merger with Boundless Motor Sports Racing, Inc. and GPX Partners, LLC effective July 31, 2003. These acquisitions consisted of two transactions, an acquisition of Boundless Motor Sports Racing, Inc. for a post split share basis of 13,461,200 shares of the Company’s common stock and an acquisition of GPX Partners, LLC for a post split share basis of 1,465,200 shares. The acquisitions were treated as a reverse acquisition transaction and accounted for as a recapitalization of Boundless Motor Sports Racing, Inc.

     Currently and during the periods presented, the Company, Boundless Motor Sports Racing, Inc. and GPX Partners, LLC are and were in the development stage and had no revenue generating operations. Both Boundless Motor Sports Racing, Inc. and GPX Partners, LLC were incorporated within the last fiscal year, therefore, there are no prior year financial statements to file in accordance with Item 310(c) of Regulation S-B.

(b) Pro forma financial information.

     The pro forma financial information set forth below is presented for informational purposes only and is not necessarily indicative of the results that would have actually occurred had the events been consummated as of the dates presented or the results that may occur in the future.

     The following unaudited pro forma consolidating balance sheet as of June 30, 2003 was prepared as if the acquisitions were effective as of that date and include the associated adjusting entries to account for the acquisitions. The unaudited pro forma consolidated statements of operations for the nine months period ended June 30, 2003 and for the twelve months period ended September 30, 2002 were prepared as if the Acquisitions were effective as of October 1, 2001.

BOUNDLESS MOTOR SPORTS RACING, INC.
PRO FORMA CONSOLIDATING BALANCE SHEET
(UNAUDITED)

	BMSR	ENTY	GPX Partners				Consolidated
	Unaudited	Unaudited	Unaudited	ENTY	GPX	Stock	Pro Forma
	as of	as of	as of	Purchase	Purchase	Recapitalization	as of
	June 30, 2003	June 30, 2003	June 30, 2003	Entries	Entries	Entries	June 30, 2003
Assets
Current Assets
Cash & Cash Equivalents	$216,120	$—	$—				$216,120

Total Current Assets	216,120	—	—				216,120
Net Fixed Assets	—	—	—				—
Long Term Assets
Intangible. — Arch. Dev	—	—	23,429				23,429

Total Long Term Assets	—	—	23,429				23,429
Total Assets	$216,120	$—	$23,429				$239,549

Liabilities
Current Liabilities
Accounts Payable Trade	$12,773	$29,401	$5,698				$47,873
Accrued Liabilities	43,498	28,354	—				71,852
Notes Payable	50,148	—	3,400				53,548

Total Current Liabilities	106,419	57,755	9,098				173,272
Long Term Liabilities	—	—	—				—

Total Liabilities	106,419	57,755	9,098				173,272
Equity
Stock
Common Stock	216,000	8,140	—	(8,140)		(214,426)	1,574
Addtl. Paid in Capital	—	53,610	166,091	(53,610)	(166,091)	171,002	171,002

Total Stock	216,000	61,750	166,091	(61,750)	(166,091)	(43,424)	172,576
Deficit Accum. during development stage	(106,299)	(119,505)	(151,760)	119,505	151,760		(106,299)

Total Equity	109,701	(57,755)	14,331	57,755	(14,331)	(43,424)	66,277

Total Liabilities & Equity	$216,120	$—	$23,429				$239,549

The effective treatment of the transaction as a reverse merger and recapitalization of Boundless Motor Sports Racing, Inc., results in a net reduction of $43,424 in total stock value of BMSR.

The following table shows the impact of the issuance and recapitalization of stock for each company.

	BMSR	ENTY	GPX	Total
Shares on a post split basis
Shares issued	13,461,200		1,465,200
Existing Shares		814,000
Total Shares	13,461,200	814,000	1,465,200	15,740,400
Common Stock par value	$1,346	$81	$147	$1,574
APIC	$214,654	$(57,836)	$14,184	$171,002

	$216,000	$(57,755)	$14,331	$172,576

Common Stock
$.0001 par value, 100,000,000 shares authorized, 15,740,400 shares issued and outstanding	1,574
Additional Paid In Capital	171,002

Total Common Stock	172,576

BOUNDLESS MOTOR SPORTS RACING, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	NINE MONTHS ENDED	TWELVE MONTHS ENDED
	JUNE 30, 2003	SEPTEMBER 30, 2002
Income	$—	$—
Operating Expenses:
Legal Fees	51,599	—
Consulting Fees	136,597	13,126
Travel	73,995	—
Other Expenses	19,816	—

Total Operating Expenses	282,007	13,126
Other Expenses
Interest Expense	148	680

Total Other Expenses	148	680

NET LOSS FROM OPERATIONS	$(282,155)	$(13,806)

Net Loss Per Common Share, Basic and Diluted	$(0.02)	$—
Weighted Average Common Stock Shares Outstanding	15,740,400	15,740,400

(c) Exhibits.

The following is a list of exhibits filed as part of this Current report on Form 8-K:

     99.1 Press Release dated August 1, 2003*

     99.2 Press Release dated August 1, 2003*

*Previously filed

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: January 8, 2004	BOUNDLESS MOTOR SPORTS RACING, INC.

	By:	/s/ Leslie Wulf

Name: Leslie Wulf
Title: President